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                          CERTIFICATE OF DOMESTICATION

                                       OF

                                 UPROAR LIMITED

It is hereby certified that:

         1. The corporation (hereinafter called the "corporation") was first formed, incorporated, or otherwise came into being on July 7, 1997 in the jurisdiction of the Island of Bermuda.

         2. The name of the corporation immediately prior to the filing of this certificate of domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is Uproar Limited.

         3. The name of the corporation as set forth in its certificate of incorporation to be filed concomitantly with this certificate of domestication in accordance with subsection (b) of Section 388 of the General Corporation Law of the State of Delaware is Uproar (DE), Inc.

         4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is the jurisdiction of the Island of Bermuda.

         5. The undersigned is a corporation officer, director, trustee, manager, partner, or other person performing functions equivalent to those of an officer or director, however named or described, and is authorized to sign this certificate of domestication on behalf of the corporation.

         6. The effective time of this certificate of domestication shall be January 26, 2000.


Signed on January 26, 2000


                                   /s/ Robert D. Marafioti, Esq.
                                   ------------------------------------------
                                   Name:  Robert D. Marafioti, Esq.
                                   Title:    Executive Vice President,
                                                  General Counsel and Secretary